Exhibit 21.1

SUBSIDIARIES OF WORTHINGTON STEEL, INC.

The following is a list of the subsidiaries, direct and indirect, of Worthington Steel, Inc. as of July 31, 2024. The names of indirectly-owned subsidiaries are indented under the names of their respective immediate parents:

Subsidiaries	Place of Organization
Cleveland Pickling, Inc.	Delaware
Worthington Steel Holding Gmbh	Austria
WSMX Holdings, LLC	Ohio
Worthington Steel Mexico, S.A. de C.V.	Mexico
Tempel Steel Company, LLC	Illinois
T DO B, LLC	Illinois
Tempel Canada Corporation	Canada
Tempel de Mexico, S De R.I. De C.V.	Mexico
Temple HK Holding Co., Limited	Hong Kong
Tempel Changzhou Precision Metal Products Co. Ltd.	China
Tempel Precision Metal Products India Pvt. Ltd.	India
Tempel Steel Europe GmbH	Germany
Voestalpine Automotive Components Nagold GmbH & Co. KG (1)	Germany
The Worthington Steel Company	Ohio
Worthington Taylor, LLC	Michigan
Worthington Receivables Company, LLC	Delaware
The Worthington Steel Company, LLC	Ohio
Worthington Steel Rome, LLC	Ohio
Worthington Steel Services, LLC	Ohio
Worthington WSP, LLC	Michigan
WS Mexico Holdings, LLC	Ohio

Joint Ventures	Place of Organization
Serviacero Planos, S. de R.L. de C.V. (2)	Mexico
Spartan Steel Coating, LLC (3)	Michigan
TWB Company, LLC (4)	Michigan
Tailor Welded Blanks of Canada, Inc.	Canada
TWB of Ohio, Inc.	Ohio
TWB Industries, S.A. de C.V. (5)	Mexico
TWB de Mexico, S.A. de C.V. (5)	Mexico
Worthington Samuel Coil Processing LLC (6)	Ohio
Worthington Specialty Processing	Michigan
ProCoil Company, LLC	Delaware

(1)
Partnership owned by Tempel Steel Europe GmbH (99.67%) and Tempel Steel Company, LLC (0.33%)
(2)
Unconsolidated joint venture with 50% owned by Worthington Steel Mexico, S.A. de C.V. and 50% owned by Inverzer, S.A. de C.V.
(3)
Consolidated joint venture with 52% owned by Worthington WSP, LLC and 48% owned by AK Steel Corporation.
(4)
Consolidated joint venture with 55% owned by Worthington WSP, LLC and 45% owned by a subsidiary of Boashan Iron & Steel Co., Ltd.
(5)
Consolidated joint venture ownership with 99% owned by TWB Company, LLC and 1% owned by TWB of Ohio, Inc.
(6)
Consolidated joint venture with 63% owned by Cleveland Pickling, Inc. and 37% owned by Samuel Manu-Tech Pickling Inc.